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                                                                      99.a(1)(v)

                               LETTER TO CLIENTS


                Offer by Acadia Realty Trust to Purchase for Cash
              Up to 4,784,615 Common Shares of Beneficial Interest
           (including common units of limited partnership interests in
               Acadia Realty Limited Partnership convertible into
            Acadia Realty Trust Common Shares of Beneficial Interest)
                   at a Purchase Price not Greater than $6.50
                   Nor Less Than $6.05 for Each of the Shares

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase, dated December 20, 2001, and the related Letter of Transmittal (which together constitute the "Offer"), in connection with the modified "Dutch auction" tender offer by Acadia Realty Trust, a Maryland real estate investment trust ("Acadia" or the "Company"), to purchase for cash up to 4,784,615 Common Shares of Beneficial Interest (including common units of limited partnership interest convertible into our common shares) ("Shares") at a price not greater than $6.50 nor less than $6.05 for each of the Shares, upon the terms and subject to the conditions of the Offer. Also enclosed are certain other materials related to the Offer, including a letter, dated December 20, 2001, from Kenneth F. Bernstein, President and Chief Executive Officer, to the holders of the Shares.

   Pursuant to the Dutch auction process, the Company will determine a single price for each of the Shares (not greater than $6.50 nor less than $6.05 for each of the Shares) (the "Purchase Price") that it will pay for Shares validly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering holders of Shares. The Company will select the Purchase Price not greater than $6.50 nor less than $6.05 for each of the Shares that will allow it to buy 4,784,615 Shares (or such lesser number of Shares as are validly tendered) pursuant to the Offer. All Shares validly tendered prior to the Expiration Date at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including its Odd Lot "priority", proration and conditional tender provisions. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration or the conditional tender procedures, without expense to the shareholders. See
Section 1 of the Offer to Purchase.

   If, prior to January 22, 2002 (the "Expiration Date"), more than 4,784,615 Shares (or such greater number of Shares as the Company may elect to purchase) are validly tendered, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Owners (as defined in Section 2 of the Offer to Purchase) who validly tender all of their Shares at or below the Purchase Price, and then on a pro rata basis, if necessary, from all other holders of Shares whose Shares are validly tendered at or below the Purchase Price.

WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. AS SUCH, WE ARE THE ONLY ONES WHO CAN TENDER YOUR SHARES, AND THEN ONLY PURSUANT TO THE INSTRUCTIONS YOU PROVIDE US ON THE ATTACHED INSTRUCTION FORM. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY. YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

   Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

   We call your attention to the following:

   1. You may tender Shares at prices (in multiples of $0.05) not greater than $6.50 nor less than $6.05 for each of the Shares or you may choose not to specify a price, as indicated in the attached Instruction Form, net to you in cash.

   2. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer.

   3. The Offer, proration period, and withdrawal rights will expire at 11:59 p.m., New York City time, on January 22, 2002 (the "Expiration Date"), unless the Company extends the Offer.


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   4. The Offer is for up to 4,784,615 Shares, constituting approximately 16.8%
      of the Shares outstanding as of December 20, 2001.

   5. Tendering holders of Shares will not be obligated to pay any brokerage commissions, solicitation fees or, subject to Instruction 7 of the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer. Please consult with your account executive to determine if you will be charged any processing fees by us in connection with your tender.

   6. If you owned beneficially as of the close of business on December 20, 2001 an aggregate of less than 100 Shares, you instruct us to tender on your behalf all the Shares of which we are the holder of record at or below the Purchase Price before the expiration of the Offer, and you check the appropriate space in the box captioned "Odd Lots" in the attached Instruction Form, the Company will accept all such Shares for purchase before proration, if any, of the purchase of other Shares tendered at or below the Purchase Price.

   7. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

   YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION OF THE OFFER. THE OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JANUARY 22, 2002, UNLESS THE COMPANY EXTENDS THE OFFER.

   As described in Section 1 of the Offer to Purchase, if before the Expiration Date more than 4,784,615 Shares (or such greater number of Shares as the Company elects to purchase) are validly tendered at or below the Purchase Price, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

    (a) first, all Shares validly tendered at or below the Purchase Price prior to the Expiration Date by any Odd Lot Owner (as defined in Section 2 of the Offer to Purchase) who:

        (1) tenders all Shares beneficially owned by such Odd Lot Owner at or below the Purchase Price (partial tenders will not qualify for this preference); and

        (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

   (b) then, after purchase of all of the foregoing Shares, all other Shares validly tendered at or below the Purchase Price before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares).

   The Offer is not being made to, nor will the Company accept tenders from, holders of Shares in any jurisdiction in which the Offer or its acceptance would not comply with the securities or blue sky laws of such jurisdiction. The Company is not aware of any jurisdiction in which the making of the Offer or the tender of Shares would not be in compliance with the laws of such jurisdiction. However, the Company reserves the right to exclude holders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. So long as the Company makes a good faith effort to comply with any state law deemed applicable to the Offer, if it cannot do so, the Company believes that the exclusion of holders residing in such jurisdictions is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction the securities or blue sky laws of which require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.


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           Instruction Form With Respect to Offer to Purchase for Cash
              up to 4,784,615 Common Shares of Beneficial Interest
       (including common units of limited partnership interests in Acadia
        Realty Limited Partnership convertible into Acadia Realty Trust
                     Common Shares of Beneficial Interest)

                                       of

                              Acadia Realty Trust

                   At a Purchase Price Not Greater Than $6.50
                   Nor Less Than $6.05 for Each of the Shares

   The undersigned acknowledge(s) receipt of your letter, and the enclosed Offer to Purchase dated December 20, 2001, and related Letter of Transmittal (which together constitute the "Offer"), in connection with the offer by Acadia Realty Trust, a Maryland real estate investment trust ("Acadia" or the "Company"), to purchase for cash up to 4,784,615 Common Shares of Beneficial Interest (including common units of limited partnership interest convertible into our common shares) ("Shares") at prices not greater than $6.50 nor less than $6.05 for each of the Shares, upon the terms and subject to the conditions of the Offer.

   Pursuant to the modified Dutch auction process, the Company will determine a single price for each of the Shares (not greater than $6.50 nor less than $6.05 for each of the Shares) (the "Purchase Price") that it will pay for the Shares validly tendered pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering holders of Shares. The Company will select the Purchase Price which will allow it to buy
4,784,615 Shares (or such lesser number of Shares as are properly tendered at prices not greater than $6.50 nor less than $6.05 for each of the Shares) pursuant to the Offer. All Shares validly tendered at prices at or below the Purchase Price will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including its Odd Lot "priority", proration and conditional tender provisions. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration or the conditional tender procedures, without expense to the shareholders. See
Section 1 of the Offer to Purchase.

|_| By checking this box, all Shares held by us for your account will be tendered. If less than all of the Shares are to be tendered, please check the box below and indicate the aggregate number of Shares to be tendered by us.

|_| Please tender __________ of my Shares.*

---------------
* Unless otherwise indicated, it will be assumed that all Shares held for the account of the undersigned are to be tendered.


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       PRICE (IN DOLLARS) AT WHICH EACH OF THE SHARES ARE BEING TENDERED

      IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE
                   INSTRUCTION FORM FOR EACH PRICE SPECIFIED.

              CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED,
   OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED IN THE ODD LOTS INSTRUCTIONS),
                      THERE IS NO PROPER TENDER OF SHARES.

                                ----------------

         SHARES TENDERED AT PRICE DETERMINED BY MODIFIED DUTCH AUCTION

|_| The undersigned wants to maximize the chance of having the Company purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the modified "Dutch auction" process. This action will result in receiving a price for each of the Shares for as low as $6.05 or as high as $6.50.

                                    -- OR --

                 SHARES TENDERED AT PRICE DETERMINED BY HOLDER

   IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, USE A SEPARATE INSTRUCTION FORM FOR EACH PRICE SPECIFIED.
   By checking one of the boxes below instead of the box above, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. If the Purchase Price for the Shares is equal to or greater than the price checked, then the Shares purchased by the Company will be purchased at the Purchase Price. A Holder who desires to tender Shares at more than one price must complete a separate Instruction Form for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn.)

               |_| $6.05 |_| $6.10 |_| $6.15 |_| $6.20 |_| $6.25

               |_| $6.30 |_| $6.35 |_| $6.40 |_| $6.45 |_| $6.50


                                    ODD LOTS

|_| To be checked ONLY if Shares are being tendered by or on behalf of a person owning beneficially, as of the close of business on December 20, 2001, and who continues to own beneficially as of the Expiration Date, an aggregate of less than 100 Shares.
    The undersigned either (check one box):
|_| was the beneficial owner, as of the close of business on December 20, 2001,
    of an aggregate of less than 100 Shares all of which are being tendered; or |_| is a broker, dealer, commercial bank, trust company or other nominee which:
    (a) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and
    (b) believes, based upon representations made to it by such beneficial owners, that each such person was the beneficial owner, as of the close of business on December 20, 2001, of an aggregate of less than 100 Shares and is tendering all of such Shares.


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                               CONDITIONAL TENDER

   You may condition your tender of Shares on us purchasing a specified minimum number of your tendered Shares, all as described in Section 6 of the Offer to Purchase. Unless the minimum number of Shares you indicate below is purchased by us in our Offer, none of the Shares you tendered will be purchased. It is your responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum number of Shares specified, your tender will be deemed unconditional. |_| The minimum number of Shares that must be purchased, if any are purchased, is: __________ Shares.
    If because of proration, the minimum number of Shares that you designated above will not be purchased, we may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, you must have tendered all your Shares and checked this box:
|_| The tendered Shares represent all shares held by me.



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                                 SIGNATURE BOX

Signature(s):___________________________________________________________________

Dated:__________________________________________________________________________

Name(s) and Address(es):________________________________________________________
                                      (please print)

Area Code and Telephone Number:_________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Certificate Number(s)(If Available):____________________________________________

If Shares will be delivered by book-entry transfer, give Depository
Trust Company Account Number:___________________________________________________

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